SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NORTH AMERICAN SCIENTIFIC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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___________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 3, 2006
___________

To the Stockholders of North American Scientific, Inc.:

The 2006 Annual Meeting of Stockholders of North American Scientific, Inc. (the "Company") will be held at 9:00 a.m. (local time) on May 3, 2006, at the Hilton Los Angeles Airport located at 5711 West Century Boulevard, Los Angeles, California 90045 for the following purposes:

1.	To elect seven directors to hold office until the 2007 Annual Meeting;

2.	To approve the North American Scientific, Inc. 2006 Stock Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 6, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any continuation, adjournment or postponement thereof.

By Order of the Board of Directors,

L. Michael Cutrer President and Chief Executive Officer

Chatsworth, California
March 31, 2006

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING. IF YOU ATTEND THE MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE MEETING WILL BE COUNTED.

20200 Sunburst Street
Chatsworth, California 91311

___________
2006 ANNUAL MEETING OF STOCKHOLDERS
May 3, 2006
___________

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are furnished to stockholders of North American Scientific, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2006 Annual Meeting of Stockholders to be held at the Hilton Los Angeles Airport located at 5711 West Century Boulevard, Los Angeles, California 90045 at 9:00 a.m. local time, on May 3, 2006 or at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended October 31, 2005 are being mailed to stockholders on or about April 10, 2006.

Stockholders of record at the close of business on March 6, 2006 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 16,988,868 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date. Each proxy received will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the nominees named below as Directors and FOR the approval of the 2006 Stock Plan. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof or by submitting a subsequent proxy or by attending the Meeting and voting in person. If you are a stockholder of record (that is, if you hold your shares in certificate form registered in your name on the books of the Company’s transfer agent, U.S. Stock Transfer Corporation, as of the close of business on March 6, 2006), and attend the Meeting, you may deliver your completed proxy card in person. However, if you hold your shares in “street name” (that is, not certificate form), (a) you must return your voting instructions to your broker or nominee so that the holder of record can be instructed how to vote those shares or (b) if you wish to attend the Meeting and vote in person, you must obtain and bring to the Meeting a proxy signed by the record holder giving you the right to vote the shares in order to be able to vote at the Meeting. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Meeting.)

The information contained in this Proxy Statement relating to the occupations and securities holdings of the Board of Directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of March 17, 2006, unless otherwise stated.

Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting, and the election inspectors, after reviewing the votes cast, will determine whether or not a quorum is present. The proposal to approve the 2006 Stock Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal. The election inspectors will treat abstentions as shares of Common Stock that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as a vote AGAINST a proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter, those shares of Common Stock will not be considered as present and entitled to vote with respect to that matter.

The Company may elect to deliver one Annual Report and Proxy Statement to two or more security holders who share an address, unless contrary instructions are received from one or more of the stockholders. If the Company utilizes such delivery method, it will, upon written or oral request deliver promptly a separate copy of the Annual Report and/or Proxy Statement to any such stockholder at a shared address. Such requests should be delivered in writing to the Company's principal executive office or made by telephone to the Company's main switchboard, as such information appears in the Annual Report. Similarly, stockholders sharing an address who receive multiple copies of the Annual Report and Proxy Statement may request delivery of a single copy of such documentation in the future by submitting a request in accordance with the foregoing methods.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The names of persons who have been nominated for election to serve as a Director of the Company, their positions with the Company and information regarding their backgrounds are set forth below. In the event any nominee is unable or declines to serve as a Director at the time of the Meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

Each Director is elected annually to serve until the next annual meeting and until his or her successor is duly elected and qualified, or until such Director’s earlier death, resignation or removal.

If a quorum is present at the Meeting, the Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of Directors. Abstentions and broker non-votes will have no effect on the vote because the nominees will be elected by the plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. Stockholders eligible to vote at the meeting do not have cumulative voting rights with respect to the election of directors.

The nominees for election as Directors of the Company are as follows:

L. Michael Cutrer, 49, has been the President and Chief Executive Officer and a Director of the Company since 1989. Previously, Mr. Cutrer was a Manager of Isotope Products Laboratory, Inc., a radioisotope manufacturing company, where he was responsible for industrial product manufacturing, research and development.

John A. Friede, 67, has been a Director of the Company since May 2004. Mr. Friede co-founded NOMOS with Dr. Mark Carol in 1979 and served as Chairman of the Board of Directors and a Director from NOMOS’ inception until the merger with the Company. From November 1999 to December 2000, Mr. Friede served as NOMOS’ President, and from November 1999 to October 2001, he also served as NOMOS’ chief executive officer. Prior to joining NOMOS, Mr. Friede managed, and continues to manage, his own private investment portfolio in medical technology and other venture capital fields. Mr. Friede holds a B.A. in History from Dartmouth College and an M.B.A. from the Harvard University Graduate School of Business Administration.

Dr. Jonathan P. Gertler, 48, has been a Director of the Company since December 2002. Dr. Gertler is Managing Director and Global Co-Head of Life Sciences at Canaccord Adams, Inc., formerly known as Adams, Harkness & Hill, an investment banking firm. Prior to joining Canaccord Adams in 2001, Dr. Gertler spent fourteen years as a vascular surgeon and three years in venture capital, investing in medical device and technology companies. He was an Attending Vascular Surgeon at Massachusetts General Hospital in Boston and Associate Professor of Surgery at Harvard University from 1992 to 2001 as well as Associate Director of both the Vascular Diagnostic and Research Laboratories. In addition, Dr. Gertler founded Cardiovascular Technologies, Inc. in 1997, which developed an embolic entrapment device that was acquired by Embolic Protections, Inc. and subsequently acquired by Boston Scientific Corporation in 2001. He also served as a venture partner for Schroder Ventures Life Science Fund, a venture fund, and as a Director for Quick Study Radiology, a start up radiology services company in St Louis, from 1999 to 2002.

John M. Sabin, 51, has been a Director of the Company since August 2005. Mr. Sabin has served as Chief Financial Officer and General Counsel of Phoenix Health Systems, Inc., a health care IT consulting and outsourcing firm, since October 2004. From January 2000 to October 2004, he served as Chief Financial Officer and General Counsel of NovaScreen Biosciences Corporation, a developer of biotechnology-based tools to accelerate drug discovery and development. From September 1999 to January 2000, he was a business consultant. From May 1998 to September 1999, he served as Executive Vice President and Chief Financial Officer of Hudson Hotels Corporation, a limited service hotel development and management company. Mr. Sabin also has served as a Trustee of Hersha Hospitality Trust, a publicly traded hospitality real estate investment trust, since 2003;   as a Director of Competitive Technologies, Inc., a publicly traded technology transfer and licensing company, since 1996; and as a Trustee of Prime Group Realty Trust, a public Chicago-based office real estate investment trust, since 2005.

Richard A. Sandberg, 62, has been a Director of the Company since August 2005. Mr. Sandberg has served as Chief Financial Officer of Matritech, Inc., a publicly traded developer and manufacturer of cancer diagnostic test products, since 2002, and has also been on that company’s board of directors since 1999 (excluding the period from June to September 2002). Mr. Sandberg has also served as Manager and Chief Financial Officer of Battery Asset Management, LLC, a firm specializing in foreign exchange transactions. From 1997 to 2001, Mr. Sandberg served as Chairman of the Board of Lifecodes Corporation, a manufacturer of DNA test kits and a provider of DNA testing services and from May 1997 to September 1998, as its Chief Financial Officer.  From 1983 to 1997, Mr. Sandberg held financial and operating positions at Dianon Systems, Inc., an anatomic pathology testing and genetic and clinical chemistry testing company he founded in 1983, including Chief Executive Officer and Chief Financial Officer.  Since 2003, Mr. Sandberg has been a director of Ethan Allen Interiors, Inc., a publicly traded home furnishings company.

Dr. Gary N. Wilner, 65, has been a Director of the Company since December 2002, and Chairman of the Board of Directors since March 2006. Dr. Wilner retired from the practice of medicine in January, 2005. From 1974 until 2005, Dr. Wilner was Director of Clinical Cardiology at Evanston Hospital in Evanston, Illinois. In addition, he concurrently served on the faculty of the Feinberg School of Medicine at Northwestern University. He is the past President of the Chicago Heart Association and was a long-standing member of the Adjunct Board of the Albert Einstein Peace Prize Foundation. Since 1993, Dr. Wilner has served as an independent trustee of The Oakmark Funds, and became Chairman of the Board of Trustees for The Oakmark Funds in 2004.

Nancy J. Wysenski, 47, has been a Director of the Company since May 2004. Ms. Wysenski is the President and a founding member of EMD Pharmaceuticals, Inc., a United States pharmaceutical company owned by Merck KGaA. Ms. Wysenski also serves as a member of the Merck KGaA Ethical Pharmaceuticals Executive Committee. She has also managed their ethical pharmaceutical product portfolio and was also responsible for Dey Laboratories, a specialty pharmaceutical company owned by Merck KGaA focused on the development of drugs used in the treatment of respiratory diseases and allergies. Prior to joining and founding EMD Pharmaceuticals, Inc. in August 1999, Ms. Wysenski was the Senior Vice President of Operations at NetGenics, a bio-informatics service provider, from 1998 to 1999. Prior thereto, Ms. Wysenski held a number of positions at Astra Merck, a pharmaceutical company, culminating at Vice President of Field Sales. Prior to joining Astra Merck in 1992, Ms. Wysenski held a number of positions at Merck Human Health, a pharmaceutical company, from 1984 to 1998. Ms. Wysenski is a graduate of Kent State University and holds an M.B.A. from Baldwin Wallace College.

Irwin J. Gruverman, who has served as a Director and Chairman of the Board of Directors of the Company since 1989, will not stand for reelection and will resign from the Board of Directors effective at the Meeting. Mr. Gruverman does not have any disagreements with the Company on any matter related to the Company’s operations, policies or practices.

The Board of Directors recommends that the stockholders vote FOR the election of each nominee listed above.

Director Independence

Pursuant to Nasdaq National Market requirements, the Board has adopted corporate governance guidelines that meet or exceed the independence standards set forth by Nasdaq. The Board has also adopted categorical standards to assist it in evaluating the independence of each Director and determining whether or not certain relationships between Directors and the Company or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) exist which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director for the purposes of the Nasdaq independence standards. The categorical standards set forth by Nasdaq and adopted by the Board for evaluation of its members whom would not be considered independent are enumerated below:

(A) a director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

(B) a director who accepted or who has a “Family Member” (as defined by Nasdaq) who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for board or board committee service;
(ii)	payments arising solely from investments in the company's securities;
(iii)	compensation paid to a Family Member who is a non-executive employee of the company or a parent or subsidiary of the Company;
(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;
(v)
loans from a financial institution provided that the loans: (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (3) did not involve more than a normal degree of risk or other unfavorable factors, and (4) were not otherwise subject to the specific disclosure requirements of Regulation S-K, Item 404, promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities and Exchange Act of 1934, as amended (the “1934 Act”);

(vi)
payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (1) made in the ordinary course of business; (2) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public; and (3) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404; or

(vii)	loans permitted under Section 13(k) of the 1934 Act;

provided, however, that in addition to the requirements contained in this paragraph (B), audit committee members are also subject to additional, more stringent requirements under Nasdaq Rule 4350(d).

(C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the Company as an executive officer;

(D) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i)	payments arising solely from investments in the Company's securities; or
(ii)	payments under non-discretionary charitable contribution matching programs.

(E) a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

(F) a director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

In its annual review of director independence, with the assistance of the Nominating and Governance Committee, the Board of Directors evaluated the applicable commercial, industrial, banking, consulting, legal, accounting, charitable, familial, and other relationships of each director and their respective “Family Members” with the Company and its subsidiaries. In July 2005, the Board affirmatively determined, in its business judgment, that the following Directors and nominees satisfy the Company’s independence guidelines and the Nasdaq listing standards: Dr. Gertler, Mr. Sabin, Mr. Sandberg, Dr. Wilner, and Ms. Wysenski. In addition, on March 1, 2006, the Board of Directors appointed Dr. Wilner to serve as Chairman of the Board of Directors.

PROPOSAL 2

APPROVAL OF THE
NORTH AMERICAN SCIENTIFIC, INC. 2006 STOCK PLAN

Stockholders are being asked to approve the adoption of the North American Scientific, Inc. 2006 Stock Plan (the “Plan”). If approved by stockholders, the Plan would replace the North American Scientific, Inc. Amended and Restated 1996 Stock Option Plan (the “1996 Plan”). In accordance with its terms, no new stock options may be granted under the 1996 Plan after March 31, 2006. The 1996 Plan will remain in effect with respect to stock options already granted under the 1996 Plan until such options have been exercised, forfeited, canceled, or expire or otherwise terminate in accordance with the terms of such grants. If the Company’s stockholders approve the Plan at the Meeting, the Company currently anticipates continuing its present practice of making future grants of awards to directors under the existing 2003 Directors’ Plan. The Board of Directors (the “Board”) of North American Scientific, Inc. (the “Company”) believes the Plan is in the best interests of the Company because of the continuing essential need to attract, provide incentives to and retain key personnel. The Board adopted the Plan on February 8, 2006, subject to stockholder approval. Awards may be granted prior to stockholder approval, but must remain subject to stockholder approval and no award may be exercised or settled until the Plan is approved by the stockholders.

As of the date of this Proxy Statement, no awards have been made under the Plan. The amount of awards to be made under the Plan is not presently determinable. In light of the recent stock option grants made on March 16, 2006 to key employees of the Company, the Board currently anticipates that only a limited number of awards will be granted under the Plan in fiscal years 2006 and 2007 and primarily to individuals who become new employees of the Company during that period.

Below is a summary of the material features of the Plan. The summary is not necessarily complete, and the Company refers you to the full text of the Plan, which is included as Appendix A to this Proxy Statement. A vote in favor of adopting the Plan will constitute approval of all of the terms of the Plan.

Purpose of the Plan

The purpose of the Plan is to encourage ownership in the Company by its employees, directors and service providers whose long-term employment by or involvement with the Company is considered essential to the Company’s continued progress and, thereby, aligning the interests of the recipients and stockholder’s and permitting the recipients to share in the Company’s success. The Plan provides an essential component of the total compensation package offered to key employees. It reflects the importance placed by the Company on motivating employees to achieve superior results over a long term and paying employees based on that kind of achievement. The Company strongly believes that its equity compensation programs and emphasis on employee stock ownership have been integral to the Company's progress and that a continuation of those programs and that emphasis is necessary for the Company to achieve superior performance in the future.

In addition, the Plan will provide additional flexibility to the Company to use a wider range of equity compensation awards than was available under the 1996 Plan. The ability to use these additional types of awards will allow the Company to take advantage of changes in accounting treatment of equity-based compensation. In addition, the Company believes that it needs the added flexibility in order to maintain the competitiveness of its equity compensation program. The Company’s current lack of flexibility could adversely impact its ability to retain, attract and motivate current and prospective employees. Therefore, the approval of the Plan is vitally important.

Awards under the Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), provided that such grants are made in the form of option grants, grants of SARs, or are based on one or more of the performance measures specified below. However, in the event that the Administrator (defined below) of the Plan determines that it is advisable to grant awards that use measures other than those specified below, any such awards will not qualify for the performance-based exception under Section 162(m) of the Code.

Administration of the Plan

The Plan may be administered by the Board or any of its committees (“Administrator”) and, it is currently the intent of the Board that the Plan be administered by the Compensation Committee, which committee satisfies the requirements of Section 162(m) regarding a committee of two or more “outside directors”, as well as a committee of “non-employee directors” for purposes of Rule 16b-3. The Administrator has the power in its discretion to grant awards under the Plan, to determine the terms of such awards, to interpret the provisions of the Plan and to take action as it deems necessary or advisable for the administration of the Plan. In accordance with the terms of the Plan, the Plan may be administered by different committees with respect to different groups of participants in the Plan.

Number of Authorized Shares

The total number of shares authorized and available for issuance under the Plan is 1,700,000, plus any shares from the 1996 Plan that are subsequently terminated, expire unexercised, or forfeited. Shares granted as options or stock appreciation rights (SARs) will be counted against this limit as one share for every one share granted. Shares granted as awards other than options or SARs will be counted against this limit as 1.3 shares for every one share granted. The maximum number of shares under the Plan that may be granted in any one fiscal year to an individual participant may not exceed 300,000 shares. In connection with a participant’s initial service, such participant may be granted awards for up to an additional 300,000 shares that will not count against this limit. Shares issued under the Plan may be currently authorized but unissued shares or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. On March 17, 2006, the per share closing price of the Common Stock was $2.09 as reported on Nasdaq.

The Administrator in its discretion may adjust the number and class of shares available for issuance under the Plan and to prevent dilution or enlargement of rights in the event of certain changes in the capitalization of the Company. Shares subject to an award under the Plan or under the 1996 Plan that are terminated, expire unexercised, or forfeited, repurchased by the Company at their original purchase price, or settled in cash in lieu of shares, shall be available for subsequent awards under the Plan. Any shares that again become available for issuance under the Plan will be added back as one share for shares subject to options or SARs or 1.3 shares for awards other than options or SARs. Awards granted in assumption of, or in substitution for, awards previously granted by a company acquired by, or merged into, the Company or a Subsidiary (“Substitute Awards”) will not reduce the shares authorized for issuance under the Plan or authorized for grant to a participant in any calendar year.

Payments of the exercise price or applicable taxes made by delivery of shares to, or withholding of shares by, the Company in satisfaction of a participant’s obligations will not result in additional shares becoming available for subsequent awards under the Plan.

Eligibility and Participation

Eligibility to participate in the Plan is limited to employees (including officers), directors and consultants of the Company and its subsidiaries, as determined by the Administrator. Participation in the Plan is at the discretion of the Administrator. As of March 17, 2006, there were approximately 170 eligible employees.

Types of Awards under the Plan

The Plan authorizes the Administrator to grant awards, individually or collectively, to participants in any of the following forms, subject to such terms, conditions, and provisions as the Administrator may determine to be necessary or desirable:

•	incentive stock options (“ISOs”);
•	nonstatutory stock options (“NSOs”);
•	stock appreciation rights (“SARs”);
•	restricted stock;
•	restricted stock units (“RSUs”); and
•	equity-based awards with performance-based conditions to vesting or exercisability.

Grant of Options and SARs

Stock options entitle the option holder to purchase shares at a price established by the Administrator. Options may be either ISOs or NSOs, provided that only employees may be granted ISOs. SARs entitle the SAR holder to receive cash equal to the fair market value of shares on the trading date over the exercise price. SARs may be awarded either in tandem with options (tandem SARs) or on a stand-alone basis (nontandem SARs). The Administrator may award tandem SARs either at the time the related option is granted or thereafter at any time prior to the exercise, termination or expiration of the related option.

Exercise Price

The Administrator will determine the exercise price of an option and an SAR at the date of grant, which price, except in the case of Substitute Awards, may not be less than the fair market value of the underlying shares on the date of grant. The exercise price of an option will also apply to the exercise of any tandem SAR granted in connection with such option. At the date of grant of a nontandem SAR, the Administrator will specify the base price of the shares to be issued for determining the amount of cash or number of shares to be distributed upon the exercise of such nontandem SAR.

The Plan prohibits any repricing of stock options, other than in connection with a change in the Company’s capitalization.

Vesting

The Administrator may determine the terms under which options and SARs will vest and become exercisable.

Special Limitations on ISOs

No ISO may be granted to a participant who is not an employee at the date of grant. In addition, the total fair market value of shares subject to ISOs which are exercisable for the first time by a participant in a given calendar year cannot exceed $100,000, valued as of the ISO’s grant date. ISOs may not be granted more than ten years after the date that the Board adopted the Plan and may not be exercisable for more than 10 years after the date of the grant of such option.

No ISO may be granted to an employee who owns, at the date of grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a “10% Stockholder”), unless the exercise price per share for the shares subject to such ISO is at least 110% of the fair market value per share on the date of grant and the ISO award is not exercisable more than five years after its date of grant.

No ISO may remain exercisable following termination of employment for reasons other than death or disability for more than 3 months following such termination. For this purpose, leave of absence by a participant may exceed ninety days, unless re-employment upon expiration of such leave is guaranteed by statute or contract. If re-employment upon expiration of a leave of absence approved by the Company is not guaranteed, on the 91st day of such leave a participant’s employment with the Company shall be deemed terminated for ISO purposes and any ISO held by the participant shall cease to be treated as an ISO and shall be treated for tax purposes as a NSO three months thereafter.

If shares acquired upon exercise of an ISO are disposed of by a participant prior to the expiration of two years from the date of grant or one year from the date of exercise, or otherwise in a “disqualifying disposition” under the Code, the participant will have federal income tax consequences as described below.

Exercise of Options and SARs

An option holder may exercise his or her option by giving written notice to the Administrator stating the number of shares for which the option is being exercised and tendering payment for such shares. The Administrator may, in its discretion, accept cash, check or wire transfer, previously acquired shares (valued at their fair market value on the date of exercise) and consideration under a cashless exercise program, or a combination thereof as payment. Tandem SARs are exercisable only to the extent that the related option is exercisable and only for the period determined by the Administrator (which period may expire prior to the expiration date of the related option). Upon the exercise of all or a portion of a tandem SAR, the related option will be canceled for an equal number of shares. Similarly, upon exercise of all or a portion of an option, the related tandem SAR will be canceled for an equal number of shares. Nontandem SARs will be exercisable for the period determined by the Administrator.

Surrender or Exchange of SARs

Once a participant surrenders a tandem SAR and the related unexercised option is cancelled, the participant will be entitled to receive cash, shares or a combination thereof, as specified in the Award Agreement, having an aggregate fair market value equal to the excess of (i) the fair market value of one share as of the date the tandem SAR is exercised over (ii) the exercise price per share specified in such option, multiplied by the number of shares subject to the option, or portion thereof, which is surrendered.

Upon surrender of a nontandem SAR, a participant will be entitled to receive cash, shares or a combination thereof, as specified in the Award Agreement, having an aggregate fair market value equal to the excess of (i) the fair market value of one share as of the date on which the nontandem SAR is exercised over (ii) the base price of the shares covered by the nontandem SAR, multiplied by the number of shares covered by the nontandem SAR, or the portion thereof being exercised.

Expiration of Options

Options granted under the Plan will expire at such times as the Administrator determines; provided, however, that no option may be exercised more than ten years from the date of grant, and if the option is an ISO and is held by a 10% Stockholder, such ISO may not be exercised more than five years from the date of grant.

Termination of Options and SARs

Except as otherwise provided in an award agreement:

•
Upon the disability of a participant while employed by the Company or its subsidiaries, all unvested options or SARs will immediately vest and will remain exercisable for one year following such participant’s disability, or if earlier, the remainder of the term of such option or SAR.

•
Upon the retirement of a participant while employed by the Company or its subsidiaries, all unvested options or SARs will immediately vest and will remain exercisable for three months following such participant’s retirement, in the case of an ISO, and for 12 months following such participant’s retirement, in the case of an NSO or SAR, or, in either case, if earlier, the remainder of the term of such option or SAR; provided, however, that a tandem SAR shall be subject to the same vesting provision as the related option.

•
Upon the death of a participant while employed by the Company or its subsidiaries, all unvested options or SARs will immediately vest and will remain exercisable for 12 months following such participant’s death, or if earlier, the remainder of the term of such option or SAR. In the case of the participant’s death, the participant’s beneficiary or estate may exercise any such options or SARs.

•
In the event that a participant’s employment, service as a director or consulting arrangement with the Company and/or any subsidiary terminates other than as a result of the participant’s retirement, death or disability, or pursuant to the repurchase right below, all unvested options or SARs granted to such participant will expire immediately. In such case, all vested options or SARs will remain exercisable for three months following such participant’s termination, or if earlier, the remainder of the term of such vested option or SAR.

•
At any time, the Administrator may offer to repurchase in cash or shares an option or SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the participant at the time that such offer is made.

Stock Awards and Performance Shares

Stock awards, including restricted stock, may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. Stock awards may be denominated in shares or units payable in shares (e.g. restricted stock units or RSUs), and may be settled in cash, shares, or a combination of cash and shares. Restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Administrator. The Administrator may also impose additional restrictions on a participant’s right to dispose of or to encumber restricted stock, including the satisfaction of performance objectives.

Stock Awards may be granted with restrictions based upon the attainment of one or more performance goals (“Performance Shares”).

Unless the Administrator decides otherwise, the participant may not vote restricted shares or receive dividends before such shares have vested.

Termination of Restricted Stock Awards

Except as the Administrator may provide, upon termination of the participant’s employment with the Company other than as a result of the participant’s retirement, death or disability, all unvested stock awards granted to such participant will be immediately forfeited. To the extent the participant purchased the stock award and ceases to be a participant in the Plan for any reason, except for the retirement, death or disability of the participant, the Company may repurchase the unvested stock award at the original price paid by the participant.

Except as otherwise provided in an award agreement:

•	Upon the disability of a participant while employed by the Company or its subsidiaries, all unvested stock awards shall immediately vest and become nonforfeitable.

•	Upon the retirement of a participant while employed by the Company or its subsidiaries, all unvested stock awards will continue to vest.

•
Upon the death of a participant while employed by the Company or its subsidiaries, all stock awards will immediately vest and and become nonforfeitable. In the case of the participant’s death, the participant’s beneficiary or estate may exercise any such stock awards.

Qualifying Performance-Based Compensation

The Administrator may specify that the grant, retention, vesting, or issuance of any award, (whether in the form of a stock option, SAR, restricted stock, RSU or a performance award) or the amount to be paid out under any award, be subject to or based on performance objectives or other standards of financial performance and/or personal performance evaluations. The number of shares issued or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

Establishment of Performance Goals

At the beginning of each performance period the Administrator will establish performance goals applicable to the performance awards. The performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more criteria of the following criteria, as determined by the Administrator in its sole discretion:

•	cash flow (before or after dividends);
•	earnings per share (including earnings before interest, taxes, depreciation and amortization);
•	stock price;
•	return on equity;

•	total stockholder return;
•	return on capital (including return on total capital or return on invested capital);
•	return on assets or net assets;
•	market capitalization;
•	economic value added;
•	debt leverage (debt to capital);
•	revenue or net revenue;
•	income or net income;
•	operating income;
•	operating profit or net operating profit;
•	operating margin or profit margin;
•	return on operating revenue;
•	cash from operations;
•	operating ratio;
•	operating revenue;
•	customer satisfaction measures;
•	net order dollars;
•	guaranteed efficiency measures;
•	individual performance;
•	or any combination of the above criteria.

In addition, performance goals may be based on one or more business criteria, one or more business units or divisions of the Company, its subsidiaries or affiliates, or the Company as a whole, and if so desired by the Administrator, by comparison with a peer group of companies. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). As determined in the sole discretion of the Administrator, the performance goals for any performance period may be measured on an absolute basis or in relation to a pre-established target, prior year’s results or a peer group or an index. Awards granted under the Plan may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator may determine.

Limited Transferability of Awards

The Administrator retains the authority and discretion to permit an award (other than an ISO) to be transferable as long as such transfers are made by a participant to the participant’s immediate family or trusts established solely for the benefit of one or more members of the participant’s immediate family. Awards may otherwise not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Tax Withholding

The .Administrator may require payment, or withhold payments made by the Plan, to satisfy applicable withholding tax requirements.

Change in Control

Unless otherwise determined by the Administrator and set forth in the applicable award agreement, in the event of certain transactions described in the Plan constituting a change in control or the sale of substantially all of the assets of the Company for which a participant is performing services, all awards will fully vest immediately prior to the closing of the transaction. The foregoing shall not apply where such awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a change of control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation shall be made by an entity with publicly traded securities and shall provide that the holders of such assumed, converted, replaced or continued stock options and SARs shall be able to acquire such publicly traded securities.

In the event of the dissolution or liquidation of the Company, the Administrator in its sole discretion may provide for an option or SAR to be fully vested and exercisable until ten days prior to such transaction, or such shorter reasonable period of time as the Administrator may establish in its discretion. In addition, the Administrator may provide that any restrictions on any award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed transaction.

Termination and Amendment of the Plan

The Board may amend, suspend or terminate the Plan or the Administrator’s authority to grant awards under the Plan without the consent of stockholders or participants; provided, however, that any amendment to the Plan will be submitted to the Company’s stockholders for approval if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval. Except in the event of certain changes in the capitalization of the Company, the total number of shares authorized and available for issuance under the Plan may not be increased by the Company without stockholder approval. Any such amendment, suspension, or termination may not materially and adversely affect the rights of a participant under any award previously granted without such participant’s consent.

Term of Plan

Unless earlier terminated by the Board, the Plan will terminate on February 7, 2016.

Federal Income Tax Consequences

Stock options. There will be no federal income tax consequences to a participant or the Company upon the grant of either an ISO or an NSO under the Plan. Upon exercise of an NSO, the option holder generally will recognize ordinary income in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the NSO. Subject to Section 162(m) of the Code, and provided that the option holder includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a tax deduction in the same amount.

Upon the exercise of an ISO, an option holder generally recognizes no immediate ordinary taxable income. Provided that certain holding periods are met, income recognition is deferred until the option holder sells the shares. If the ISO is exercised no later than three months after the termination of the option holder’s employment, and the option holder does not dispose of the shares so acquired within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these employment requirements are liberalized in the event of an option holder’s death or disability while employed by the Company.

Generally, the Company will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the shares are not held for the full term of the holding period outlined above, the gain on the sale of such shares, being the lesser of: (i) the fair market value of the shares on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income. Subject to Section 162(m) of the Code, and provided that the participant includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction in the same amount. The excess of the fair market value of the shares acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code. Special rules, summarized below, may apply to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Stock Appreciation Rights. There will be no federal income tax consequences to either a participant or the Company upon the grant of an SAR. However, the participant generally will recognize ordinary income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Subject to Section 162(m) of the Code, and provided that the participant includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount included in the participant’s income. Special rules, summarized below, may apply to participants who are subject to Section 16 of the Exchange Act.

Restricted Stock. Except as otherwise provided below, there will be no federal income tax consequences to either a participant or the Company upon the grant of restricted stock or restricted stock unit (RSU). When an RSU is redeemed, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the RSU is paid in cash, the amount payable. In the year in which the restricted stock is no longer subject to a substantial risk of forfeiture (i.e., in the year that the shares vest), the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. Subject to Section 162(m) of the Code, and provided that the participant includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a corresponding deduction. However, the participant may make an election under Section 83(b) of the Code, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time. Payroll taxes are required to be withheld from the participant on the amount of ordinary income recognized by the participant. Special rules, summarized below, may apply to participants who are subject to Section 16 of the Exchange Act.

Performance Awards. There will be no federal income tax consequences to a participant or the Company upon the grant of qualifying performance-based awards. Participants will generally recognize taxable income upon the payment of an award, and subject to Section 162(m) of the Code, the Company generally will be entitled to a deduction equal to the amount includible in the participant’s income.

Section 16 of the Exchange Act. Participants who are subject to Section 16 of the Exchange Act and receive shares under the Plan will not recognize ordinary income at that time unless: (i) an election is made by the participant under Section 83(b) of the Code; or (ii) the sale of such shares by the participant at a profit is no longer subject to Section 16(b) of the Exchange Act (generally (1) in the case of options, six months following the date of grant of the option to which the shares relate and (2) otherwise, six months after the receipt of shares). The participant will instead recognize ordinary income equal to the fair market value of the shares received (less the price paid for such shares, if any) on the first day that such a sale is no longer subject to Section 16(b) of the Exchange Act and, subject to Section 162(m) of the Code, the Company or an affiliate generally will be entitled to a deduction of an equal amount for federal income tax purposes at that time provided that applicable tax withholding requirements are satisfied. A participant subject to Section 16 of the Exchange Act may elect under Section 83(b) of the Code, within 30 days of the transfer of such shares to recognize income at the time of transfer equal to the difference between the price paid for such shares, if any, and the fair market value of such shares. Such amount will be taxed as ordinary income to the participant and, subject to Section 162(m) of the Code and satisfaction of applicable withholding requirements, generally will be allowed as a deduction for federal income tax purposes to the Company.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code. Under these provisions, the participant would be subject to a 20% excise tax on, and the Company would be denied a deduction with respect to, any “excess parachute payments.”

Section 162(m) of the Code. Section 162(m) of the Code (“Section 162(m)”) generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Stock options, SARs and performance awards granted under the Plan are intended to constitute qualified performance-based compensation eligible for such exceptions. The Administrator will, in general, seek to qualify compensation paid to the Company’s executive officers for deductibility under Section 162(m), although the Administrator believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Administrator’s judgment, it is in the Company’s best interest to do so.

Section 409A of the Code. Section 409A of the Code (“Section 409A”) provides that amounts deferred under a nonqualified deferred compensation plan are included in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. Based on guidance issued under Section 409A, awards of NSOs, SARs, performance shares, performance units or other deferred awards under the Plan, if any, could be affected. In general, if such awards either (1) meet the requirements imposed by Section 409A or (2) qualify for an exception from coverage of Section 409A, then the tax consequences described above will continue to apply. If an award is subject to Section 409A and does not comply with the requirements of Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus l% on the tax that should have been paid on the amount of the original deferral and any related earnings and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

The Company intends to continue to review the terms of the Plan with respect to Section 409A and may, subject to the terms of the Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A.

New Plan Benefits

As of the date of this proxy statement, no awards have been made under the Plan. The amount of awards to be made under the Plan is not presently determinable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
THE APPROVAL OF THE NORTH AMERICAN SCIENTIFIC, INC. 2006 STOCK PLAN

CODE OF ETHICS

The Company has a written Code of Ethics that applies to all employees, including our Chief Executive Officer, Chief Financial Officer, and Corporate Controller. The full text of the Company’s Code of Ethics is published on our website at www.nasmedical.com under the “Investor Center-Corporate Governance” caption. The Company will disclose any future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Corporate Controller on our website within four business days following the date of such amendment or waiver.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held eight meetings during the fiscal year ended October 31, 2005, and did not act by unanimous written consent. All of the directors who were on the Board during fiscal year 2005 attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served. John M. Sabin and Richard A. Sandberg were elected to the Board of Directors on August 5, 2005, and from that time forward attended all of the meetings of the Board of Directors and the standing committees on which they serve. All of the directors who were then serving attended the 2005 Annual Meeting of Stockholders, except for Mr. Friede and Ms. Wysenski. The Board of Directors has no written policy as to its members’ attendance at the Annual Meeting of Stockholders; however, it is the practice of Board members to attend the Annual Meeting of Stockholders. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee has the functions of, among others, (i) reviewing the adequacy of the Company's internal system of accounting controls, (ii) meeting with the independent accountants and management to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of the independent accountants on the results, scope and terms of their work, and the independent accountants’ recommendations concerning the financial practices, controls, procedures and policies employed by the Company, (iii) resolving disagreements between management and the independent accountants regarding financial reporting, (iv) reviewing the financial statements of the Company, (v) selecting, evaluating, and when appropriate, replacing the independent accountants, (vi) reviewing and approving fees to be paid to the independent accountants, (vii) reviewing and approving related party transactions, (viii) reviewing and approving all permitted non-audit services to be performed by the independent accountants, (ix) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, and (x) considering other appropriate matters regarding the financial affairs of the Company.

During the fiscal year ended October 31, 2004, the members of the Audit Committee were Mr. Donald N. Ecker (Chairman), Dr. Gertler, Mr. Mitchell Saranow, and Dr. Wilner. Mr. Ecker submitted his resignation to the Board on March 18, 2005, and subsequently, until August 4, 2005, the Audit Committee members were Dr. Wilner (Chairman), Dr. Gertler, and Mr. Saranow. From August 5, 2005 through the end of the last fiscal year the Audit Committee consisted of Mr. Sabin (Chairman), Mr. Sandberg and Dr. Wilner, each of whom is “independent” as defined under current Rule 4200(a)(15) of the Nasdaq listing standards. During the fiscal year ended October 31, 2005, the Audit Committee met on thirteen occasions.

The Audit Committee has a charter, a copy of which was included as Appendix A to the 2005 Proxy Statement and which can be found on the Company’s website, www.nasmedical.com

Audit Committee Financial Expert. The Board of Directors has determined that John M. Sabin and Richard A. Sandberg each qualify as an “audit committee financial expert” and “independent” as defined under the applicable Securities and Exchange Commission and Nasdaq rules.

Compensation Committee. During fiscal year 2004 and through August 4, 2005, the Compensation Committee consisted of Dr. Gertler (Chairman), Dr. Wilner, and Mr. Mitchell Saranow. From August 5, 2005 through the end of the last fiscal year, the Compensation Committee consisted of Ms. Wysenski (Chairwoman), Dr. Gertler and Mr. Sandberg, all non-employee Directors who meet the Nasdaq listing standards for “independence”. The Compensation Committee oversees the Company’s executive compensation programs and policies and is responsible for determining grants of options to purchase common stock under the North American Scientific, Inc. Amended and Restated 1996 Stock Option Plan. During the fiscal year ended October 31, 2005, the Compensation Committee met on eight occasions.

The Compensation Committee has a charter, a copy of which was included as Appendix B to the 2005 Proxy Statement and which can be found on the Company’s website, www.nasmedical.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board of Directors and reviewing matters of corporate governance. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders if properly submitted. This Committee currently consists of Dr. Gertler (Chairman), Mr. Sabin, Dr. Wilner, and Ms. Wysenski, each of whom is “independent” under current Nasdaq listing standards. During fiscal year ended October 31, 2005, the Committee met on three occasions.

The Nominating and Governance Committee has a charter, a copy of which was included as Appendix C to the 2005 Proxy Statement and which can be found on the Company’s website, www.nasmedical.com.

Meetings of Independent Directors.  The independent Directors meet in executive session (with no management Directors or officers present) periodically throughout the year. The independent Directors met on four occasions during the fiscal year ended October 31, 2005.

Shareholder Communications. The Board of Directors has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by regular mail to North American Scientific, Inc., Attn: Chairman of the Board, 20200 Sunburst Street, Chatsworth, California 91311. The Chairman will collect and organize all such communications, deleting any sales or other solicitations and any which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company or its subsidiaries receive no separate compensation for serving as Directors or as members of any committees of the Board of Directors. Each non-employee Director receives a quarterly payment of $5,000, and receives $1,250 per Board or committee meeting if he attends in person or $500 per meeting if he participates via telephone. Directors may be reimbursed for certain expenses incurred in connection with attending Board or committee meetings. In addition, currently the Chairman of the Board of Directors receives compensation of $75,000 per year (rather than the $5,000 quarterly payment); the Chairman of the Audit Committee receives $5,000 per year; the Chairman of the Compensation Committee receives $2,500 per year; and the Chairman of the Nominating and Corporate Governance Committees receives $2,500 per year.

Each individual who is first elected or appointed as a non-employee director shall automatically be granted, on the date of such initial election or appointment, a non-statutory stock option to purchase 25,000 shares of Common Stock. On the date of each Annual Stockholders Meeting each individual who is re-elected to serve as a non-employee director is automatically granted a non-statutory stock option to purchase 15,000 shares of Common Stock, except for the Chairman of the Board, who is automatically granted a non-statutory stock option to purchase 25,000 shares of Common Stock. The annual grant of non-statutory stock options is only given to those non-employee directors who have served at least six months. In lieu of receiving the non-statutory stock options, each non-employee director may elect to receive a grant of one share of restricted Common Stock for every three shares of Common Stock underlying such stock option. To date, no non-employee director has elected to receive restricted stock in lieu of stock options. If the Company’s stockholders approve the 2006 Stock Plan at the Meeting (Proposal 2), the Company currently anticipates continuing its present practice of making future grants of awards to directors under the existing 2003 Non-Employee Directors’ Equity Compensation Plan (the “2003 Directors’ Plan”).

During the fiscal year ended October 31, 2005, Messrs. Gertler, Friede, Wilner and Ms. Wysenski each received an annual grant of ten-year non-statutory stock options to purchase 15,000 shares of Common Stock of the Company, at a price of $3.18 per share, with one-third vesting each year for the next three years, as measured from the grant date of August 5, 2005. Upon their election to the Board of Directors, Mr. Sabin and Mr. Sandberg each received an initial grant of ten-year non-statutory stock options to purchase 25,000 shares of Common Stock of the Company at a price of $3.18 per share with one-third vesting each year for the next three years, as measured from the grant date of August 5, 2005. During the fiscal year ending October 31, 2005, Mr. Gruverman received a grant of ten-year non-statutory stock options to purchase 25,000 shares of Common Stock of the Company, at a price of $3.18 per share, with one-third vesting each year for the next three years, as measured from the grant date of August 5, 2005.

INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP (“PWC”) served as the Company's independent accountants for the fiscal year ended October 31, 2004 and had audited the Company’s financial statements since 1993. On March 28, 2005, PWC notified the Company that it resigned as the Company’s independent registered public accounting firm.  On March 30, 2005, the Audit Committee of the Company’s Board of Directors engaged the firm of Singer Lewak Greenbaum & Goldstein LLP (“SLGG”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended October 31, 2005. The Audit Committee has selected SLGG to serve as the independent registered public accounting firm of the Company for the year ending October 31, 2006. A representative of SLGG is expected to be present at the Meeting, will have the opportunity to make a statement if such representative so desires and is expected to be available to respond to appropriate questions.

The reports of PWC on the consolidated financial statements for the fiscal years ended October 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, and nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended October 31, 2004 and 2003 and through March 28, 2005, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC would have caused PWC to make reference to the subject matter of the disagreements in its reports on the financial statements for such years. During the fiscal years ended October 31, 2004 and 2003 and through March 28, 2005, there were no reportable events (as defined in Regulation S−K Item 304(a)(i)(v)), except that the Company’s management and Audit Committee concluded, and PWC concurred, with respect to the quarter ended July 31, 2004 and the quarter ended October 31, 2004, that there existed material weaknesses in the Company’s internal control over financial reporting, which related to issues arising from the Company’s acquisition of NOMOS on May 4, 2004. As more fully discussed in Item 4 of Amendment No. 3 to the Company’s Form 10−Q for the quarter ended July 31, 2004 and Item 9A of the Company’s Form 10−K for the fiscal year ended October 31, 2004, the Company concluded there were errors in the NOMOS purchase price allocation which required a restatement to the Company’s financial statements to (a) correct for an error made in the valuation used to allocate the NOMOS purchase price and (b) properly account for certain contingently returnable shares of the Company’s common stock and contingently returnable cash issued into escrow for the NOMOS selling shareholders. The material weaknesses identified related to the (a) procedures employed by management in the preparation of the purchase price valuation used to assign asset values to certain acquired intangible assets, including review of the valuation specialist’s work and related assumptions, and (b) lack of sufficient resources to identify and properly address technical accounting and reporting issues related to purchase accounting matters. In order to remedy these weaknesses, in the event of a future acquisition, management intends to (a) engage a second appraisal firm to confirm the intangible asset valuation under SFAS 141 performed by the appraisal firm engaged to perform such intangible asset valuation, and (b) complete a more formal review process of relevant accounting literature related to purchase accounting. Since April 1, 2005, the Company has not undertaken any acquisitions.

The Company provided PwC with a copy of these disclosures and PwC provided the Company with a letter addressed to the SEC, dated April 1, 2005, stating its agreement with such statements. A copy of PwC's April 1 letter was filed as an exhibit to the Company's Current Report on Form 8-K dated April 1, 2005 reporting the change in certifying accountant.

During the fiscal years ended October 31, 2004 and 2003 and through March 28, 2005, the Company did not consult with SLGG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S−K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(i)(v) of Regulation S−K).

Principal Accountant Audit Fees and Services Fees

The following table describes fees for professional audit services and for other services rendered by Singer Lewak Greenbaum & Goldstein LLP for the year ended October 31, 2005, and by PricewaterhouseCoopers LLP for the year ended October 31, 2004, our independent accountants for the relevant time periods, for the audit of our annual financial statements for the years ended October 31, 2005 and 2004, respectively,

Type of Fee	2005	2004
Audit Fees(1)	$223,000	$506,000
Audit Related Fees(2)	588,000	334,000
Tax Fees(3)	70,000	120,000
All Other Fees	—	—
Total	$881,000	$960,000

(1)
Audit Fees include fees for professional services rendered by Singer Lewak Greenbaum & Goldstein LLP for the year ended October 31, 2005, and PricewaterhouseCoopers LLP for the year ended October 31, 2004 for the audit of our annual financial statements and reviews of quarterly interim financial statements included in our Form 10-Q. This category also includes fees for services that generally only the independent registered public accounting firm reasonably can provide to a company, such as procedures related to consents and assistance with review of documents filed with the SEC.

(2)
Audit Related Fees include fees for professional services rendered by Singer Lewak Greenbaum & Goldstein LLP for the year ended October 31, 2005, and PricewaterhouseCoopers LLP for the year ended October 31, 2004 associated with assurance and related services traditionally performed by the independent registered public accounting firm and that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, accounting consultations, consultations concerning financial accounting and reporting standards, and for the year ended October 31, 2005, an audit of the Company’s internal controls under the Sarbanes-Oxley Act of 2002.

(3)	Tax Fees include the fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended October 31, 2005 and 2004 for tax compliance, tax advice and tax planning.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent accountant. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the accountants' independence. The Audit Committee has considered the role of Singer Lewak Greenbaum & Goldstein LLP in providing services to us for the fiscal year ended October 31, 2005, and has concluded that such services were compatible with their independence as our Company's former independent accountants. The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and other services provided by Singer Lewak Greenbaum & Goldstein LLP and PricewaterhouseCoopers LLP in fiscal years 2005 and 2004, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated below, the following table sets forth information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of March 17, 2006 by (i) all those known by the Company to own more than 5% of the Company’s outstanding Common Stock; (ii) each of the Company’s directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers named in the Summary Compensation Table as a group:

	Beneficial Ownership
Name and Address(1)	Number of Shares		Approximate Percent of Total
L. Michael Cutrer	1,125,250	(2)	6.5
John A. Friede	2,399,952	(3)	13.3
Jonathan P. Gertler	30,000	(4)	*
Irwin J. Gruverman	510,655	(5)	2.8
George Jones	51,567	(6)	*
James W. Klingler	22,500	(7)	*
John W. Manzetti	135,228		*
John M. Sabin	2,000		*
Richard A. Sandberg	991		*
William Wells	—		*
Gary N. Wilner	31,000	(8)	*
Nancy J. Wysenski	8,334	(9)	*
All directors and executive officers as a group (12 persons)	4,317,477	(10)	23.9
Wells Fargo & Company	1,767,400	(11)	10.4
Andrew E. Gold & Ronit M. Gold	1,107,226	(12)	6.5
State of Wisconsin Investment Board.	931,200	(13)	5.5

*	Denotes less than 1%
(1)
This table is based upon information supplied by officers, directors, and principal stockholders of the Company and by Schedules 13D and 13G filed with the SEC. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Except where indicated, the address of each five percent stockholder is c/o the Company, 20200 Sunburst Street, Chatsworth, CA 91311. Applicable percentages are based on 16,988,869 shares of Company Common Stock outstanding on March 17, 2006, adjusted as required. The information known to the Company with respect to each of the following’s beneficial ownership of the Company’s Common Stock is as of March 17, 2006: L. Michael Cutrer, John A. Friede, Jonathan P. Gertler, Irwin J. Gruverman, George Jones, James W. Klingler, John W. Manzetti, John M. Sabin, Richard A. Sandberg, William Wells, Gary N. Wilner and Nancy J. Wysenski.

(2)
Includes 846,667 shares subject to outstanding options which may be acquired within 60 days pursuant to the exercise of stock options. Also includes 53,583 shares owned by a trust over which the reporting person has shared voting and dispositive power with his spouse. Also includes 2,508 shares held in a trust for the reporting person’s sons.

(3)
Includes 8,334 shares subject to outstanding options which may be acquired within 60 days pursuant to the exercise of stock options. Also includes 1,147,487 shares owned by two trusts over which the reporting person has voting and dispositive power.

(4)	Includes 30,000 shares subject to outstanding options which may be acquired within 60 days pursuant to the exercise of stock options.
(5)	Includes 103,334 shares subject to outstanding options which may be acquired within 60 days pursuant to the exercise of stock options.
(6)	Includes 51,567 shares subject to outstanding options which may be acquired within 60 days pursuant to the exercise of stock options.

(7)	Includes 12,500 shares subject to outstanding options which may be acquired within 60 days pursuant to the exercise of stock options.
(8)	Includes 30,000 shares subject to outstanding options which may be acquired within 60 days pursuant to the exercise of stock options.
(9)	Includes 8,334 shares subject to outstanding options which may be acquired within 60 days pursuant to the exercise of stock options.
(10)	Includes 1,090,736 shares subject to outstanding options which may be acquired within 60 days pursuant to the exercise of stock options.
(11)
Schedule 13G dated December 31, 2005 states that Wells Fargo & Company and its subsidiary, Wells Capital Management Incorporated, are beneficial owners of 1,767,400 shares. The principal address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.

(12)
Schedule 13G dated December 31, 2005 states that Andrew E. Gold and Ronit M. Gold are beneficial owners of 1,107,226 shares. The principal address for this party is 10835 Lockland Road, Potomac, MD 20854.

(13)	Schedule 13G dated December 31, 2005 states that State of Wisconsin Investment Board is a beneficial owner of 931,200 shares. The principal address for this party is P.O. Box 7842, Madison, WI 53707.

Equity Compensation

The following table sets forth information about the Company’s equity compensation plans as of October 31, 2005.

Plan category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	2,414,109	$8.13	1,902,769	(2)
Equity compensation plans not approved by stockholders	—	—	—
Total	2,414,109	$8.13	1,902,769

(1)
Consists of the 1996 Stock Option Plan, as amended (the “1996 Plan”), the 2003 Non-Employee Directors’ Equity Compensation Plan (the “2003 Directors’ Plan”) and the 2000 Employee Stock Purchase Plan (the “ESPP”).

(2)	Includes shares available for issuance under the ESPP. As of October 31, 2005 an aggregate of 170,328 shares of common stock were available for issuance under the ESPP.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company's executive officers for the fiscal year ended October 31, 2005 and the two previous years.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)(1)
L. Michael Cutrer	2005	334,000	30,000	—	—	2,300
President and Chief	2004	314,000	—	—	36,000	7,000
Executive Officer	2003	314,000	125,000	—	136,000	6,000
George Jones	2005	216,300	—	—	—	3,100
Executive Vice President,	2004	212,200	—	—	20,000	3,200
Global Sales and Marketing	2003	163,200	—	—	12,000	3,000
James W. Klingler(2)	2005	225,000	17,000	—	—	2,800
Senior Vice President and	2004	59,000	9,000	—	50,000	—
Chief Financial Officer
John W. Manzetti(3)	2005	150,000	—	—	—	455,500
President, NOMOS	2004	148,000	—	—	40,000	5,000
Oncology Division
William Wells(4)	2005	256,500	12,500	—	—	87,900
Senior Vice President,	2004	125,000	12,500	—	20,000	1,000
Global Sales and Service

(1)
All Other Compensation consists of the Company’s contribution to such executive officer’s 401(k) plan, Company paid life insurance premiums and profit sharing contributions made by the Company on behalf of such executive officers, and severance payments.

(2)	Mr. Klingler began his employment on July 26, 2004.
(3)	Mr. Manzetti was employed by the Company from May 4, 2004 to May 5, 2005. All Other Compensation for Mr. Manzetti includes $450,000 of severance expense.
(4)	Mr. Wells was employed by the Company from May 4, 2004 to October 31, 2005. All Other Compensation for Mr. Wells includes $83,000 of severance expense.

Option Grants

There were no stock options granted by the Company to any of the named executive officers during the fiscal year ended October 31, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/ SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value ($)
L. Michael Cutrer	—	—	—	—	—
George Jones	—	—	—	—	—
James W. Klingler	—	—	—	—	—
John W. Manzetti	—	—	—	—	—
William Wells	—	—	—	—	—

Recent Stock Option Grants

On March 16, 2006, the Compensation Committee of the Company approved a grant of stock options to the named executive officers below, pursuant to the 1996 Plan, as an incentive to continue to focus on the long-term growth of the Company. As discussed above, the 1996 Plan expires on April 1, 2006 and any stock options not granted before that time will be not be available for any future grants.

The 2006 Awards are, to the extent provided by law, incentive stock options that vest in equal annual installments over a four year period beginning on the first anniversary of the grant date of March 16, 2006 and have an exercise price of $2.23 per share, which is equal to 106% of the fair market value of the Company’s common stock on the grant date. The 2006 Awards have a term of 7 years from the date of grant.

The 2007 Premium Price Awards are, to the extent provided by law, incentive stock options that have an exercise price of $3.35 per share, which is equal to 159% of the fair market value of the Company’s common stock on the grant date. The 2007 Premium Price Awards also include a performance condition that provides that such stock options will only vest if the closing price of the Company's common stock is equal to or greater than $3.35 on each day over any consecutive four month period beginning on any date after the date of grant and ending no later than the third anniversary of the date of grant. If the performance condition is not satisfied by the third anniversary of the date of grant, the 2007 Premium Price Awards will not vest. Subject to the attainment of the performance condition by the Company, the 2007 Premium Price Awards will vest, if at all, in equal annual installments over a four year period beginning on the second anniversary of the grant date of March 16, 2006. The 2007 Premium Price Awards have a term of 8 years from the date of grant.

The stock options granted to the Company’s Named Executive Officers are set forth below:

Name	Awards Related to Fiscal Year	Number of Stock Options	Exercise Price

L. Michael Cutrer President and Chief Executive Officer	2006 Award 2007 Premium Price Award	37,500 37,500	$2.23 $3.35

James W. Klingler Senior Vice President and Chief Financial Officer	2006 Award 2007 Premium Price Award	32,500 32,500	$2.23 $3.35

Option Exercises and Year-End Value

The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended October 31, 2005 by the Company’s named executive officers and the fiscal year-end value of unexercised options as of October 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at 10/31/05 (#)		Value of Unexercised In-the-Money Options at 10/31//05 ($)(1)
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
L. Michael Cutrer	—	—	834,667	57,333	277,500	—
George Jones	—	—	51,567	17,333	—	—
James W. Klingler	—	—	12,500	37,500	—	—
John W. Manzetti	305,228	559,518	—	—	—	—
William Wells	189,824	307,734	50,228	—	—	—

(1)	Calculated based upon the difference between the exercise price and the fair market value at fiscal year-end.

Employment Agreements

L. Michael Cutrer

In April 2002, the Company entered into an employment agreement with L. Michael Cutrer in connection with his employment as the Company’s Chief Executive Officer. Mr. Cutrer’s initial annual salary was $302,000 with a bonus to be determined at the discretion of the Board of Directors in accordance with the agreement. The employment agreement can be terminated by the Company at any time with or without cause. If terminated without cause, the agreement provides, among other things, for immediate vesting of any unvested stock options and a severance payment equal to three times his current base salary. In the event of a change of control of the Company, the agreement also provides, among other things, for the immediate vesting of any unvested stock options and a severance payment equal to three times (a) base salary, (b) the highest bonus awarded in the three previous years and (c) the Black-Scholes value of any grant of options made during the prior year.

James W. Klingler

In July, 2004, the Company entered into a letter agreement with James W. Klingler in connection with his employment as the Company’s Chief Financial Officer. The letter agreement does not provide for a specific term of employment, however, it provides for a twelve month severance payment if Mr. Klingler’s employment is terminated by the Company for any reason other than for cause.

John W. Manzetti

The Company entered into an employment agreement with John W. Manzetti, which became effective upon consummation of the merger of NOMOS with the Company on May 4, 2004. The agreement provided that Mr. Manzetti would serve as President of the NOMOS Radiation Oncology Division of the Company, and would be entitled to an annual base salary of no less than $300,000 and a minimum incentive bonus of 25% of his base salary if specified performance goals were met. The agreement was for an initial term of two years, and would have automatically renewed for additional one-year terms unless notice of non-renewal was delivered at least 90 days prior to the date when the agreement term was scheduled to expire. In addition, under the agreement, the Company granted Mr. Manzetti stock options to purchase 40,000 shares of the Company’s Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date the merger was consummated. On the consummation date, the price was $9.00 per share. The stock options were set to vest equally over a four-year period, with options to purchase 10,000 shares of Common Stock vesting on each of the first, second, third, and fourth anniversaries of the agreement. Under the agreement, the options would have expired on May 5, 2014.

The Company terminated Mr. Manzetti’s employment without cause on May 5, 2005, and, in accordance with his employment agreement, the Company paid Mr. Manzetti eighteen months of his annual base salary, or $450,000, over twelve months beginning in May, 2005. In addition to the cash severance, Mr. Manzetti is entitled to health benefits for a period of 24 months following the termination of his employment in May, 2005, unless Mr. Manzetti becomes eligible under another qualified health plan, in which case the Company is no longer required to provide health benefits.

William W. Wells

In May 2004, the Company entered into a letter agreement with William W. Wells, which became effective upon consummation of the merger of NOMOS with the Company on May 4, 2004. The agreement provided that Mr. Wells would serve as Senior Vice President, Global Sales and Service of the Company, and would be entitled to an annual base salary of no less than $250,000 and a minimum incentive bonus of 20% of his annual base salary if specified performance goals were met. In addition, Mr. Wells was eligible for certain commission based payments. The agreement was for an initial term of two years, and would have automatically renewed for additional one-year terms unless notice of non-renewal was delivered at least 90 days prior to the date when the agreement term was scheduled to expire. In addition, under the agreement, the Company granted Mr. Wells stock options to purchase 20,000 shares of the Company’s Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date the merger was consummated. On the consummation date, the price was $9.00 per share. The stock options were set to vest equally over a four-year period, with options to purchase 5,000 shares of Common Stock vesting on each of the first, second, third, and fourth anniversaries of the agreement. Under the agreement, the options would have expired on May 5, 2014.

The Company and Mr. Wells’ reached an agreement that resulted in Mr. Wells’ resignation from the Company on October 31, 2005, and, pursuant to a separation agreement and release of all claims, the Company paid Mr. Wells $83,334, or four months’ salary. In addition to the cash severance, Mr. Wells is entitled to health benefits for a period of 6 months following Mr. Wells’ resignation in October, 2005, unless Mr. Wells becomes eligible under another qualified health plan, in which case the Company is no longer required to provide health benefits.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors is composed entirely of Directors who have never served as officers of the Company and who meet the criteria for independence established by applicable law and The Nasdaq National Market listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors on December 3, 1999, and amended on December 6, 2002, a copy of which was included as Appendix A to the 2005 Proxy Statement and which can be found on the Company’s website, www.nasmedical.com. The Audit Committee has reviewed and reassessed the adequacy of its written charter and determined that the charter comports with current Nasdaq National Market listing standards.

Management is responsible for the implementation of the Company’s internal controls and the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and various other financial reporting-related functions. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion, based upon their audit, as to the conformity of such financial statements with generally accepted accounting principles. The Audit Committee is responsible for, among other things, oversight and monitoring of these processes.

In this context, the Audit Committee has met at least quarterly and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements for the fiscal year ended October 31, 2005 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the Audit.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based on the review discussed above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee
John M. Sabin, Chairman Richard A. Sandberg Dr. Gary N. Wilner

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview and Philosophy

The Compensation Committee of the Board of Directors is composed entirely of non-employee, independent directors as defined by applicable law, rules and regulations of The Nasdaq Stock Market, the Securities and Exchange Commission and the Internal Revenue Service. The Committee is responsible for reviewing the Company’s compensation strategy and reviewing, modifying (as needed), and approving all aspects of the Company’s executive compensation policies. In general, the compensation policies adopted by the Committee are designed (1) to attract and retain executives capable of leading the Company to meet its business objectives, and (2) to motivate the Company’s executives to enhance long-term stockholder value.

The Company’s compensation program consists of salary, performance-based bonuses, stock options, benefits and perquisites. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support the Company’s business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid to executives with comparable qualifications and experience at similarly situated companies. The Committee develops its executive compensation program with reference to current information available regarding enterprises in the medical devices and biotechnology markets. Actual compensation levels may be greater or less than the median levels depending upon annual and long-term performance by the Company and the particular individual.

Executive Officer Compensation

The Company’s executive officer compensation program is comprised of three primary components: base salary, annual incentive compensation in the form of cash bonuses, and long-term, equity-based incentive awards.

Base salaries. An executive officer’s base salary is determined by evaluating the responsibilities of the position held and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications and responsibilities at other similarly situated companies.

Bonuses. The Company pays bonuses to its executive officers based primarily upon the Company’s performance during the year, the performance of each executive officer and compensation survey information for executives employed within the Company’s market segment. In determining the incentive bonus amount paid to each executive officer, the Committee considers several factors, including the Company’s performance, the strength of financial position, and non-financial performance relating to overall Company improvements.

Long-term, Equity-Based Incentive Awards. The general purpose of long-term awards, currently in the form of stock options, is to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Additionally, long-term awards foster the retention of executive officers and provide executive officers with an incentive to achieve superior performance over time. In approving stock option grants, the Committee bases its decision on each individual’s performance and potential to improve stockholder value. The Committee has broad discretion to determine the terms and conditions applicable to each option grant, including the vesting schedule and terms upon which the options may be exercised. Because the exercise price of each stock option must be at least equal to the market price of our common stock on the date of grant, the options do not become valuable to the holder unless our shares increase in market value above the price of the common stock on the date of grant and the executive officer remains with the Company through the applicable vesting period. In fiscal 2005, the Committee authorized management to engage a consultant to advise the Company with respect to its performance-based compensation programs.

Grants of Stock Options. The Company’s 1996 Plan automatically terminates on April 1, 2006 and no further options can be granted under the 1996 Plan. On March 16, 2006, prior to termination of the 1996 Plan, the Committee approved a grant of stock options under the 1996 Plan to key employees of the Company, as more fully discussed under the caption “Recent Stock Option Grants” above. In connection with the Committee’s review of the Company’s executive compensation program and the expiration of the 1996 Plan, the Committee recommended, and the Board approved, the North American Scientific, Inc. 2006 Stock Plan, which is being presented to stockholder’s for approval at the Meeting. To date, no awards have been made under the 2006 Plan. In light of the recent stock option grants made on March 16, 2006 to key employees of the Company, the Committee currently anticipates that only a limited number of awards will be granted under the Plan in fiscal years 2006 and 2007 and only to individuals who become new employees of the Company during that period.

Chief Executive Officer’s Compensation

The Committee reviews and determines the performance of L. Michael Cutrer, the Company's chief executive officer, by evaluating the achievement of corporate and personal objectives set each year in conjunction with the Board's approval of the annual profit plan. Under Mr. Cutrer’s leadership, the Company took a number of important actions to improve productivity, reallocate resources to the faster growing areas of the business and position the Company for future growth opportunities abroad. The Committee considered the effect of significant corporate developments and initiatives in evaluating overall corporate performance in 2005, including successful implementation of a number of the Company's strategic objectives such as the integration of NOMOS’s products and services, reorganization of the Company’s sales and marketing personnel and cost reductions. The Committee believes that, in an environment of business pressures, rapidly shifting customer demands, intense competition in an increasingly complex business environment, both domestically and in global markets, Mr. Cutrer is leading the Company through several difficult challenges.

Although the Company’s stock price underperformed, factors which influenced the Committee's evaluation of performance for 2005 included, among other achievements, successful introduction of new products at NOMOS, oversight of the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, overall cost containment within the Company and general organizational improvement, including effective strategic planning and the recruitment of key executive personnel. For 2005, Mr. Cutrer received a base salary of $334,000, and a year-end cash bonus of $30,000. The bonus amount was determined and paid in accordance with the terms of the Company's performance-based bonus program. Although the Company is positioned for future growth opportunities, Mr. Cutrer was not awarded any stock options in 2005. In December 2005, the Committee increased Mr. Cutrer's base salary to $340,680 for 2006, a 2% increase which is in line with the salary increases for the other senior executive officers. In addition, on March 16, 2006, the Committee granted Mr. Cutrer stock options to purchase 75,000 shares of the Company’s common stock on the same terms and in line with stock option grants made to other senior executive officers of the Company on that date. Considering all of the factors, the Committee believes that the total value of Mr. Cutrer’s compensation is appropriate compared to other chief executive officers of other comparable companies.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its executive officers named in its summary compensation table to $1 million per executive per year. This limitation applies only to compensation which is not considered to be performance-based. Based on fiscal year 2005 compensation levels, no such limits on the deductibility of compensation applied to any officer of the Company.

Compensation Committee

Nancy J. Wysenski, Chair
Dr. Jonathan P. Gertler
Richard A. Sandberg

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2004 and through August 4, 2005, the Compensation Committee consisted of Dr. Gertler (Chairman), Dr. Wilner, and Mr. Mitchell Saranow. From August 5, 2005 through the end of the last fiscal year, the Compensation Committee consisted of Ms. Wysenski (Chairwoman), Dr. Gertler and Mr. Sandberg. None of the members who served on the Compensation Committee during the last fiscal year was or has been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
October 2005
160.00
140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
2000
2001
2002
2003
2004
2005
NORTH AMER SCI
NASDAQ Composite - Total Returns
NASDAQ Medical Equipment

Total Return Analysis		2000	2001	2002	2003	2004	2005
North American Scientific	Return %.....		-66.79	-1.21	-19.80	-28.58	-50.19
	Cum $..........	$ 100.00	$ 33.21	$ 32.81	$ 26.31	$ 18.79	$ 9.36
NASDAQ Composite	Return %.....		-49.68	-21.03	46.07	2.69	8.15
	Cum $..........	$ 100.00	$ 50.32	$ 39.74	$ 58.05	$ 59.62	$ 64.47
NASDAQ Medical Equipment	Return %.....		-15.72	-11.14	43.00	10.27	14.39
	Cum $..........	$ 100.00	$ 84.28	$ 74.89	$ 107.09	$ 118.09	$ 135.08

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Performance Graph are not to be incorporated by reference into any such filings; nor is such Report or Graph to be incorporated by reference into any future filings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended October 31, 2005, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) complied with all applicable reporting requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

OTHER INFORMATION

The Company's Annual Report for the fiscal year ended October 31, 2005 is being mailed to stockholders contemporaneously with this Proxy Statement.

Cost of Solicitation

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, the Company and its Directors, officers and employees may also solicit proxies personally, by telephone or other appropriate means. No additional compensation will be paid to Directors, officers or other employees for such services. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Proposals of Security Holders

Proposals of security holders intended to be presented at the 2007 Annual Meeting of Stockholders under SEC Rule 14a-8 must be made in accordance with the Company's By-Laws, and must be received by the Company for inclusion in the proxy relating to that meeting no later than December 4, 2006.

Pursuant to the Company’s By-Laws, for nominations of directors, a stockholder must give notice which must be delivered to, or mailed and received by, the secretary of the Company not less than 60 or more than 90 days prior to the annual meeting, and the notice must set forth the requirements relating to the director nominee and the stockholder as described in, and otherwise be in compliance with, the Company’s By-Laws. The Company expects to hold its 2007 Annual Meeting of Stockholders no later than April 30, 2007.

For notices of other business to be brought before the meeting by a stockholder, the stockholder’s notice must be delivered to, or mailed and received by, the secretary of the Company not less than 120 or more than 150 days prior to the first anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s meeting of stockholders, and the notice must set forth the requirements as described in, and otherwise be in compliance with, the Company’s By-Laws. To comply with this procedure, notice of other business must be delivered to, or mailed and received by the Company after November 4, 2006 and before December 4, 2006.

Details with respect to the procedures for submitting proposals for director nomination and notices of other business and the material required to accompany such proposals are contained in the Company’s By-Laws, which are available on the Company’s website, www.nasmedical.com.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

L. Michael Cutrer President

Dated: March 31, 2006

APPENDIX A

NORTH AMERICAN SCIENTIFIC, INC. 2006 STOCK PLAN

1.    Purposes of the Plan. The purpose of this 2006 Stock Plan is to encourage ownership in the Company by its employees and Directors and Consultants whose long-term employment or relationship is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.    Definitions. As used herein, the following definitions shall apply:

(a)    “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)    “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c)    “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable securities laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan.

(d)    “Award” means an Option, SAR, Stock Award, or Performance Share granted in accordance with the terms of the Plan.

(e)    “Award Agreement” means a written or electronic agreement between the Company and an Awardee evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

(f)    “Awardee” means the holder of an outstanding Award.

(g)    “Awardee Eligible to Vest” means the holder of an outstanding Award who is a full time or part time employee or Consultant in active service with the Company or its Subsidiary or Affiliate and who is performing job duties for which he or she is compensated directly by the Company or its Subsidiary or Affiliate, or who is on an approved leave of absence with the Company or its Subsidiary or Affiliate, or who is taking vacation or sick time, on the vesting date fixed in the Award Agreement, subject to the exceptions provided in Sections 10, 11 and 12 below. With the exception of an individual who is on an approved leave of absence with the Company or its Subsidiary or Affiliate, or as otherwise provided by the Administrator, in no event shall an individual be considered an Awardee Eligible to Vest if the individual ceases or has ceased to perform job duties for which he or she is compensated directly by the Company or its Subsidiary or Affiliate. The foregoing shall be true in the event that the individual, prior to ceasing to perform job duties for which he or she is compensated directly by the Company or its Subsidiary or Affiliate, received or provided notice of termination (irrespective of any notice period or similar period prescribed under the laws of a jurisdiction outside the United States) whether such notice of termination or transfer is lawful or unlawful under applicable employment law or is in breach of an employment contract. Continued affiliation or relationship with the Company or its Subsidiary or Affiliate pursuant to a statutory or contractual notice period shall not constitute continuation of an individual’s status as an Awardee Eligible to Vest.

In accordance with the definition above, status as an Awardee Eligible to Vest will always cease upon termination or transfer of employment with the Company or its Subsidiary or Affiliate except as provided by the Administrator or in Sections 10, 11 and 12 below .

(h)    “Board” means the Board of Directors of the Company.

(i)    “Code” means the United States Internal Revenue Code of 1986, as amended.

(j)    “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k)    “Common Stock” means the common stock of the Company.

(l)    “Company” means North American Scientific, Inc., a Delaware corporation.

(m)    “Consultant” means any person, including an advisor, engaged by the Company or its Subsidiary or Affiliate to render services to such entity or any person who is an employee, advisor, director or consultant of an Affiliate.

(n)    “Director” means a member of the Board.

(o)    “Employee” means a full time or part time employee of the Company or any Subsidiary or Affiliate who is treated as an employee in the personnel records of the Company or its Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or its Subsidiary or Affiliate as (A) leased from or otherwise employed by a third party, (B) independent contractors, or (C) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or its Subsidiary or Affiliate or (ii) transfers between locations of the Company or between the Company and/or any Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)    “Fair Market Value” means, as of any date, the closing price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Administrator shall determine.

(r)    “Grant Date” means the date selected by the Administrator, from time to time, upon which Awards are granted to Participants pursuant to this Plan.

(s)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u)    “Option” means a conditional opportunity granted pursuant to the Plan to purchase shares of the Company’s common stock at some point in the future at a price that is fixed on the date of grant. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

(v)    “Participant” means an Employee, Director or Consultant.

(w)    “Performance Period” shall mean that period established by the Committee at the time any Performance Share is granted or at any time thereafter during which any performance goals specified by the Administrator with respect to such Award are to be measured.

(x)    “Performance Share” shall mean any grant pursuant to Section 13 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Administrator shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(y)    “Plan” means this 2006 Stock Plan.

(z)    “Prior Plan” shall mean, the Company’s Amended and Restated 1996 Stock Option Plan.

(aa)    “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Award under Section 12 of the Plan that is subject to certain restrictions as set forth in Section 12 and in the Award Agreement.

(bb)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(cc)    “SAR” means a stock appreciation right granted pursuant to Section 11 of the Plan.

(dd)    “Stock Awards” means right to purchase or receive Common Stock pursuant to Section 12 of the Plan.

(ee)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ff)    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(gg)    “Ten Percent Employee” means an Employee of the Company or a Subsidiary who, immediately prior to the grant of an Option, owns stock possessing more than 10% of the total combined voting power of all classes of stock (excluding treasury and authorized, but unissued shares) of the Company. An Employee will be (i) considered as owning not only shares of stock owned personally, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of the Employee; and (ii) considered as owning proportionately any shares owned, directly or indirectly by or for any corporation, partnership, estate or trust in which such individual is a stockholder, partner or beneficiary. Stock which may be purchased pursuant to the Option will not be deemed to be owned by the Employee.

3.    Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 1,700,000 Shares, plus any Awards from the Prior Plan that are terminated, expire unexercised or forfeited. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares granted as Options or SARs shall be counted against this limit as one share for every one Share granted regardless of the number of Shares actually issued in settlement of any exercise gain. Any Shares granted as Awards other than Options or SARs shall be counted against this limit as 1.3 Shares for every one Share granted.

Shares subject to an Award under the Plan or the Prior Plan that are terminated, expire unexercised, or forfeited shall be available for subsequent Awards under this Plan. Any Shares that again become available for grant pursuant to this Section 3 shall be added back as one (1) Share if such Shares were subject to Options or SARs, and as 1.3 Shares if such Shares were subject to Awards other than Options or SARs. Shares subject to Options or SARs that are exercised shall not be available for subsequent awards. The following transactions involving Shares will not result in additional Shares becoming available for subsequent Awards under this Plan: (i) Shares tendered or withheld in payment of an Option; and (ii) Shares withheld or tendered for taxes.

Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or consultants of such acquired or combined company before such acquisition or combination.

4.    Administration of the Plan.

(a)    Procedure.

(i)    Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Participants.

(ii)    Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered with respect to “covered employees” as defined by Section 162(m) of the Code by a Committee of two or more “outside directors”.

(iii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)    Other Administration. The Board may delegate to the Administrator or specified officer(s) of the Company the power to approve Awards to Participants who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)    to select the Participants to whom Awards may be granted hereunder;

(ii)    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii)    to approve forms of agreement for use under the Plan;

(iv)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v)    to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign tax laws, regulations and practice;

(vi)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(vii)    to make all determinations whether an individual is an Awardee Eligible to Vest and when such eligibility ceases;

(viii)    to modify or amend each Award, provided, however, that any such amendment is subject to Section 17(c) and Section 9(a)(ii) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Awardee;

(ix)    to allow Awardees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares (or to require the sale of Shares) to be issued upon exercise of an Award that number of Shares having a value (as determined solely by the Plan Administrator or its delegate(s)) equal to the amount required to be withheld. The value of the Shares to be withheld shall be determined solely by the Plan Administrator or its delegate(s) on the date that the amount of tax to be withheld is to be determined. All elections by an Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)    to authorize Substitute Awards under the Plan for any or all outstanding awards held by Awardees of an entity acquired by the Company or its Subsidiary. Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Substitute Awards may be any Award authorized under the Plan, as determined by the Administrator. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Substitute Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xi)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)    to delegate day-to-day administration and operation of the Plan and the authority to make administrative decisions and adopt rules and procedures relating to the operation and administration of the Plan to an officer of the Company and his or her delegates;

(xiii)    to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Awardees.

5.    Eligibility. Awards may be granted to Participants, provided, however, that Incentive Stock Options may be granted only to Employees.

6.    Limitations.

(a)    Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)    For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave an Awardee’s employment with the Company shall be deemed terminated for Incentive Stock Option purposes and any Incentive Stock Option held by the Awardee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months after the date of such deemed termination.

(c)    The following limitations shall apply to Awards granted under the Plan:

(i)    No Participant shall be granted, in any fiscal year of the Company, Awards covering more than 300,000 Shares.

(ii)    In connection with his or her initial service, a Participant may be granted Awards for up to an additional 300,000 Shares that shall not count against the limit set forth in subsection (i) above.

(iii)    The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.

(iv)    If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above.

7.    Term of Plan. Subject to Section 22 of the Plan, the Plan shall become effective upon February 8, 2006, the date of its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

8.    Term of Award. The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Incentive Stock Option or a Nonstatutory Option, the term shall be ten (10) years from the Grant Date (five (5) years from the Grant Date, in the case of an Incentive Stock Option granted to a Ten Percent Employee) or such shorter term as may be provided in the Award Agreement.

9.    Option Exercise Price and Consideration.

(a)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)    In the case of an Incentive Stock Option or a Nonstatutory Option the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date (110% in the case of an Incentive Stock Option granted to a Ten Percent Employee).

(ii)    Other than in connection with a change in the Company's capitalization (as described in Section 16), Options may not be repriced, replaced, regranted through cancellation, or modified without stockholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Incentive Stock Options or Nonstatutory Stock Options. In addition, no Option may be surrendered in consideration of or exchanged for cash or another Award, other than in connection with a change in the Company’s capitalization (as described in Section 16), without stockholder approval.

(iii)    Notwithstanding the foregoing, at the Administrator’s discretion, Options granted as Substitute Awards may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the Grant Date.

(b)    Vesting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exer-cised and shall determine any con-ditions that must be satisfied before the Option may be exercised.

(c)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Acceptable forms of consideration may include:

(i)    cash;

(ii)    check or wire transfer (denominated in U.S. Dollars);

(iii)    other Shares which have a value (as determined solely by the Administrator based upon the closing price of the underlying shares on the trading day prior to the date of exercise as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Administrator shall determine) on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)    consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)    any combination of the foregoing methods of payment; or

(vi)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.    Exercise of Option.

(a)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. An Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested during such leave, unless otherwise terminated in accordance with its terms. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company or its duly authorized agent receives: (i) an executed exercise agreement, where required by the Plan Administrator or its delegate(s), (ii) full payment for the Shares with respect to which the related Option is exercised, and (iii) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes due upon such exercise.

Shares issued upon exercise of an Option shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Cessation of Eligibility to Vest. Unless otherwise provided for by the Administrator, if an individual ceases to be an Awardee Eligible to Vest, other than as a result of circumstances described in Sections 10(c), (d) and (e) below, such Awardee’s unvested Option shall terminate immediately. On the date such individual ceases to be an Awardee Eligible to Vest, the Shares covered by the unvested portion of his or her Option shall revert to the Plan.

Unless otherwise provided for by the Administrator in the Award Agreement, the vested Option of an individual who ceases to be an Awardee Eligible to Vest, other than as a result of circumstances described in Sections 10(c), (d) and (e) below, shall be exercisable for 3 months after the date such individual ceases to be an Awardee Eligible to Vest, or if earlier, the expiration of the term of such Option. If, for any reason, the Awardee does not exercise his or her vested Option within the appropriate exercise period set forth above, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

(c)    Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Awardee Eligible to Vest as a result of the Awardee’s total and permanent disability or retirement due to age, in accordance with the Company’s or its Subsidiary’s or Affiliate’s retirement policy, all unvested Options shall immediately vest in the event of total and permanent disability and continue to vest in the event of retirement due to age. The Awardee may exercise his or her Option within one (1) year of the date of such disability, within one (1) year of the date of retirement in the case of a Nonstatutory Stock Option, and within three (3) months of the date of retirement in the case of an Incentive Stock Option, or, in each case, if earlier, the expiration of the term of such Option. If, for any reason, the Awardee does not exercise his or her Option within the time specified herein, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

(d)    Death of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee dies while an Employee, all unvested Options shall immediately vest and all Options may be exercised for one (1) year following the Awardee’s death, or if earlier, the expiration of the term of such Option. The Option may be exercised by the beneficiary designated by the Awardee (as provided in Section 18), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution. If, for any reason, the Option is not so exercised within the time specified herein, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

(e)    Buyout Provisions. At any time, the Administrator may, but shall not be required to, offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.

11.    SARs.

(a)    General. The Administrator may grant SARs to Participants subject to the terms and conditions not inconsistent with the Plan and determined by the Administrator. The terms and conditions shall be provided for in the Award Agreement which may be delivered in writing or electronically. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.

(b)    Exercise. Upon the exercise of a SAR, in whole or in part, an Awardee shall be entitled to payment in cash, in Shares or in a combination of cash and Shares, as determined by the Administrator, in an amount equal to the difference between the Fair Market Value of a fixed number of shares of Common Stock covered by the exercised portion of the SAR on the date of such exercise, over the Fair Market Value of the Common Stock covered by the exercised portion of the SAR on the Grant Date; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon the exercise of a SAR. The Company’s obligation arising upon the exercise of a SAR will be paid in cash.

(c)    Method of Exercise. A SAR shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company or its duly authorized agent in accordance with the terms of the SAR by the person entitled to exercise the SAR. The SAR shall cease to be exercisable to the extent it has been exercised.

(d)    Cessation of Eligibility to Vest. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Awardee Eligible to Vest, other than as a result of circumstances described in Sections 10(e) above and 11(e) and (f) below, the Awardee’s unvested SAR, shall terminate immediately upon the date such individual ceases to be an Awardee Eligible to Vest.

Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Awardee Eligible to Vest, other than as a result of circumstances described in Sections 10(e) above and 11(e) and (f) below, the Awardee’s vested SAR shall be exercisable for 3 months after the date such individual ceases to be an Awardee Eligible to Vest, or if earlier, the expiration of the term of such SAR. If, for any reason, the Awardee fails to exercise his or her SAR within the specified time period, the SAR shall terminate.

(e) Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Awardee Eligible to Vest as a result of the Awardee’s total and permanent disability or retirement due to age, in accordance with the Company’s or its Subsidiary’s or Affiliate’s retirement policy, the SAR shall immediately vest in the event of total and permanent disability and continue to vest in the event of retirement due to age. The Awardee may exercise his or her SAR within one (1) year after the date such individual ceases to be an Awardee Eligible to Vest as a result of the Awardee’s total and permanent disability or retirement or, if earlier, the expiration of the term of such SAR; provided, however, that if the SAR is issued in tandem with an Option, and the Option provides for a shorter period in which to exercise following termination of employment, then such shorter period shall also apply to the SAR. If, for any reason, the Awardee fails to exercise his or her SAR within the specified time period, the SAR shall terminate.

(f)    Death of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee dies while an Employee, the SAR shall immediately vest and be exercisable for (1) one year following the Awardee’s death or, if earlier, the expiration of the term of such SAR. The SAR may be exercised by the beneficiary designated by the Awardee (as provided in Section 18), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the SAR under the Awardee’s will or the laws of descent or distribution. If, for any reason, the SAR is not so exercised within the specified time period, the SAR shall terminate.

(g)    Buyout Provisions. At any time, the Administrator may, but shall not be required to, offer to buy out for a payment in cash or Shares, SARs previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.

12.    Stock Awards.

(a)    General. Stock Awards, including but not limited to Restricted Stock, may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan. Stock Awards may be denominated in Shares or units payable in Shares (“Stock Units”), and may be settled in cash, Shares, or a combination of cash and Shares. After the Administrator determines that it will offer a Stock Award under the Plan, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator. The Administrator will require that all Shares subject to a right of repurchase or forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a stock award may be made contingent on achievement of Qualifying Performance Criteria (as provided in Section 14).

(b)    Forfeiture. Unless the Administrator determines otherwise, any unvested Stock Award shall be forfeited immediately after the date upon which an individual ceases to be an Awardee Eligible to Vest, except as described in Section 12(c), (d) and (e). To the extent that the Awardee purchased the Stock Award, the Company shall have a right to repurchase the unvested Stock Award at the original price paid by the Awardee upon Awardee ceasing to be a Participant for any reason, except as provided below in Sections 12(c), (d) and (e) below.

(c)    Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Awardee Eligible to Vest as a result of the Awardee’s total and permanent disability or retirement due to age, in accordance with the Company’s or its Subsidiary’s or Affiliate’s retirement policy, any unvested Stock Award shall immediately vest and all forfeiture provisions and repurchase rights, if applicable, shall lapse in the event of total and permanent disability and continue to vest in the event of retirement due to age.

(d)    Death of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee dies while an Employee, the Stock Award shall immediately vest and all forfeiture provisions and repurchase rights, if applicable, shall lapse. The vested portion of the Stock Award shall be delivered to the beneficiary designated by the Awardee (as provided in Section 18), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to receive the vested Stock Award under the Awardee’s will or the laws of descent or distribution.

(e)    Rights as a Stockholder. Unless otherwise provided for by the Administrator, once the Stock Award is accepted and any applicable vesting has lapsed, the Awardee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her acceptance of the Stock Award is entered upon the records of the duly authorized transfer agent of the Company.

13.    Performance Shares.

(a)    General. Performance Shares may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Administrator and may be based upon the criteria set forth in Section 14.

(b)    Award Agreements. The terms of any Performance Share granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of Performance Shares need not be the same with respect to each Participant.

(c)    Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Administrator upon the grant of each Performance Share, provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. The amount of the Award to be distributed shall be conclusively determined by the Administrator.

(d)    Payment. Except as provided in Section 16 or as may be provided in an Award Agreement, Performance Shares will be distributed only after the end of the relevant Performance Period. Performance Shares may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Administrator at the time of payment. Performance Shares may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Administrator, on a deferred basis subject to the requirements of Section 409A of the Code.

14.    Qualifying Performance-Based Compensation.

(a)    General. The Administrator may specify that the grant, retention, vesting, of issuance any Award, or the amount to be paid out under any Award, be subject to or based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. Notwithstanding satisfaction of any performance goals, the number of Shares issued or the amount paid under an Award may, to the extent specified in the Award Agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(b)    Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary or Affiliate, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue or net revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) customer satisfaction measures, (xxi) net order dollars, (xxii) guaranteed efficiency measures, (xxiii) individual performance. To the extent consistent with Section 162(m) of the Code, the Administrator may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual or non-recurring items.

15.    Limited Transferability of  Awards. The Administrator shall retain the authority and discretion to permit an Award (other than an Incentive Stock Option) to be transferable as long as such transfers are made only to one or more of the following: family members, limited to children of Awardee, spouse of Awardee, or grandchildren of Awardee, or trusts in which Awardee and/or such family members (“Permitted Transferee”) have more than 50% of the beneficial interests, provided that such transfer is a bona fide gift and accordingly, the Awardee receives no value for the transfer, as provided in the instructions to SEC Form S-8, and that the Awards transferred continue to be subject to the same terms and conditions that were applicable to the Awards immediately prior to the transfer. A Permitted Transferee may not subsequently transfer an Award. The designation of a beneficiary shall not constitute a transfer. An Award may otherwise not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee.

16.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, if any change is made to the Common Stock subject to the Plan, or subject to any Award (including but not limited to the number and kind of shares of Common Stock), which change results from a stock split, reverse stock split, stock dividend, merger, consolidation, reorganization, recapitalization, reincorporation, spinoff, dividend in property other than cash, liquidation dividend, exchange of shares, combination or reclassification of the Common Stock, or any other increase, decrease or change in the number or characteristics of outstanding shares of Common Stock effected without receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan, the maximum number of securities subject to award to any person under the Plan as provided in order to comply with the requirements of Section 162(m) of the Code, and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per share of the securities subject to such outstanding Awards; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the securities subject to an Award.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its sole discretion may provide for an Option or SAR to be fully vested and exercisable until ten (10) days prior to such transaction, or such shorter administratively reasonable period of time as the Administrator may establish in its discretion. In addition, the Administrator may provide that any restrictions on any Award shall lapse or, in the case of a Performance Share, be deemed to be earned at the target performance level prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)    Merger or Asset Sale. Unless otherwise provided for by the Administrator in the Award Agreement, in the event there is a Change of Control, as defined below, all Awards will fully vest immediately prior to the closing of the transaction, and with respect to Performance Shares, be considered earned and payable at the target performance level, prorated based on the portion of Performance Period completed as of the date of the transaction. The foregoing shall not apply where such Awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a Change of Control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation shall be made by an entity with publicly traded securities and shall provide that the holders of such assumed, converted, replaced or continued stock options and SARs shall be able to acquire such publicly traded securities.

For the purposes of this Section 15(c), “Change of Control” means the occurrence of any of the following events:

(i)    The sale, exchange, lease or other disposition or transfer of all or substantially all of the consolidated assets of the Company to a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) which will continue the business of the Company in the future; or

(ii)    A merger or consolidation (or similar form of reorganization) involving the Company in which the stockholders of the Company immediately prior to such merger or consolidation are not the beneficial owners (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of more than 50% of the total voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the total voting power of the outstanding voting securities of the Company immediately prior to such merger or consolidation; or

(iii)    An acquisition of Company securities in which occurs the acquisition of beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of at least 50% of the total voting power of the outstanding voting securities of the Company by a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act).

17.    Amendment and Termination of the Plan and Award Agreement.

(a)    Amendment and Termination of Plan. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval of Plan. The Company shall obtain stockholder approval of any Plan amendment (i) to the extent necessary to comply with Applicable Laws or (ii) that amends Section 9(a)(ii) above.

(c)    Effect of Amendment or Termination of Plan. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(d)    Amendment or Termination of Award. The Administrator and the Awardee may, at any time, mutually agree, in a writing signed by each of them to amend, alter, or terminate the Awardee’s Award Agreement, provided that stockholder approval of any such action shall be obtained if, and to the extent necessary, to comply with Applicable Laws or to comply with Section 9(a)(ii) above.

18.    Designation of Beneficiary.

(a)    An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. Such designations may be subject to local law and accordingly may be unenforceable in certain jurisdictions.

(b)    Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall, subject to local law, allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award.

19.    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or grant of a Stock Award unless the exercise of such Option or grant of such Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

20.    Inability to Obtain Authority. To the extent the Company is unable to or the Administrator deems it infeasible or impractical to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.    Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months of the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

23.    Notice. Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

24.    Governing Law; Forum. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware, to the extent not preempted by Federal law. Any proceeding arising out of or relating to this Plan may be brought only in the state or federal courts located in the States of Delaware or California. The Company and the Participants irrevocably submit to the exclusive jurisdiction of such courts in any such proceeding, waive any objection to venue or to convenience of forum, agree that all claims in respect of any proceeding shall be heard and determined only in such courts and agree not to bring any proceeding arising out of or relating to the Plan in any other court, whether inside or outside of the United States.

25.    Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards of Shares under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock in escrow pursuant to Section 12, the Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Awardee with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation, which may be created by this Plan.

26.    No Right to Employment or Continued Service. Nothing in this Plan or any Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time.

27.    Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Administrator. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

NORTH AMERICAN SCIENTIFIC, INC.

▼ DETACH PROXY CARD HERE ▼

The Board of Directors unanimously recommends your vote FOR all matters set forth below.

1. ELECTION OF DIRECTORS

☐ **FOR** all nominees listed below

☐ **WITHHOLD AUTHORITY** to vote for all nominees listed below

☐ **FOR ALL EXCEPT** as indicated to the contrary below

Director Nominees: 01 L. Michael Cutrer 02 John A. Friede 03 Dr. Jonathan P. Gertler 04 John M. Sabin 05 Richard A. Sandberg 06 Dr. Gary N. Wilner 07 Nancy J. Wysenski

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the "For All Except" box and write that nominee's name on the space below.)

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is required to sign. If a corporation, partnership or other entity, please sign by an authorized officer or partner.

____
(Print name(s) on certificate)

Please sign your name: ________________________

Date: ________________________

____
(Signature, Joint Owner)

Date: ________________________

◀ **Please Detach Here**
You Must Detach This Portion of the Proxy Card.
Before Returning it in the Enclosed Envelope ◀

PROXY

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

NORTH AMERICAN SCIENTIFIC, INC.

The undersigned hereby appoints L. Michael Cutrer and David N. King, and each of them individually, each with full power of substitution, as attorney, agent and proxy to represent the undersigned at the 2006 Annual Meeting of Stockholders of North American Scientific, Inc. (the "Company") to be held at the Hilton Los Angeles Airport located at 5711 West Century Boulevard, Los Angeles, California at 9:00 a.m. local time, on Wednesday, May 3, 2006, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Annual Meeting in the manner set forth below.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN PROPOSAL (1), FOR PROPOSAL (2) AS DESCRIBED HEREIN AND WILL CONFER THE AUTHORITY SET FORTH IN PARAGRAPH 3.

Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated March 31, 2006, as well as a copy of the Company's Annual Report for the fiscal year ended October 31, 2005.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return this proxy in the envelope provided.

(Continued and to be signed on reverse side)